UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment no  2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACK FUERTE, INC.

(Exact name of registrant as specified in its charter)

NEVADA	3560	61-1693116
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Bunloet Sriphanorm

President

Pack Fuerte, Inc.

99 Village no. 12, Khok Kruad Sub-District, Mueang Nakhon Ratchasima District

Nakhon Ratchasima Province, 30280 Thailand

 (702) 331-8633

(Address and telephone number of principal executive offices)

2360 Corporate Circle, Suite 400, Henderson, Nevada 89074

(702) 866-2500

 (Address and telephone number of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]                                                                                                                                          Accelerated filer [  ]

Non-accelerated filer [  ] (Do not check if a smaller reporting Company)                                            Smaller reporting Company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	6,800,000	$0.020	$136,000	$18.55

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PACK FUERTE, INC.

6,800,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Pack Fuerte, Inc.  (“Pack Fuerte”) and it is not presently traded on any market or securities exchange. 6,800,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.020 for the duration of the offering. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  Pack Fuerte’s president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 10 .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

As of the date of this prospectus there is currently no market for the company’s shares. The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for 90 extra days, at the discretion of the Company. We intend to file an amended S-1 to announce the 90 days extension, if that is the case.

We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement. We have not taken any action to date towards the implementation of our business plan other than filing this registration statement and incorporating the Company in Nevada. The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Pack Fuerte, Inc. is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. An emerging growth company could be capable of taking advantage of several exceptions. See page 08 for a discussion of these exceptions.

	Number of Shares	Offering Price	Underwriting Discounts and Commissions	Proceeds to the Company
Per Share	1	$0.020	$0.00	$0.020
Minimum	0	$0.00	$0.00	$0.00
50% of Offering	3,400,000	$68,000	$0.00	$68,000
Maximum	6,800,000	$136,000	$0.00	$136,000

The date of this prospectus is June 27 , 2013.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Pack Fuerte, Inc. (“Fuerte”).  In this Prospectus, unless the context otherwise denotes, references to “the Company”, “we,” “us,” “our,”, “Fuerte” and “Pack Fuerte, Inc.” are to the Company.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information About Pack Fuerte, Inc.

Pack Fuerte, Inc. was incorporated by Mr. Miguel Alonso Peralta, former sole officer and director in the State of Nevada. On November 26, 2012 Mr. Peralta had resigned his positions as sole officer and director of Pack Fuerte, Inc. and Mr. Bunloet Sriphanorm had been appointed as the new sole officer and director. November 30th has been established as the Company’s fiscal year end.

Initially, Mr. Sriphanorm was expected to become a member of the board. Mr. Peralta was unable to fulfill his fiduciary duties as president and CEO due to personal reasons; therefore, Mr. Sriphanorm purchased the 11,500,000 shares (initially issued to Mr. Peralta) at par value in a private transaction.

We are a development-stage Company that intends to develop a built in safe with a combination lock that can store personal and or valuable items, inside of backpacks, carry-on luggage and suitcases. We plan on generating revenues by licensing our intellectual property for Pack Fuerte products for luggage manufacturing companies, after we successfully develop our prototype(s).

As of the date of this prospectus, the Company has done research and contacted some safes and lock boxes manufactures. The Company intends to have an initial prototype of the product within the next 120 days.

The Company has begun communications with several Companies that currently manufacture lock boxes and safes. We have started initial contacts with 3 manufactures, on June 11, 2013:

-      Mexgrand Metal Products Factory, China. We have received replies from Judy, sales manager on June 12, 15 and 16. They claim to be one of the leading safe manufactures in China.

-      World Safe, Thailand. We have received a reply on June 12, 2013 from Mr. Nattapon.

-      Security Safe Stop, Thailand. We are still waiting for their reply.

Based on our initial safe research, maybe there is no existing safe or safe box that would be ideal for our products. We intend to proceed the communications with other companies which manufacture lock boxes and safes to confirm our first statement. We also plan on starting research for the best type of material to be used for our safes and then we intend to develop our prototype and then quote prices for mass production.

Considering our initial research, it appears that China is a cheaper option for manufacturing our safes. However, because other factors could significantly affect our final costs (transportation, materials, etc), more research will be necessary.

If we are unable to find a suitable third party developer, our president could try to develop our prototype. If we are unable to successfully market our intellectual property to luggage manufacturers, our business will fail.

Our business office is located at 99 Village no. 12, Khok Kruad Sub-District, Mueang Nakhon Ratchasima District Nakhon Ratchasima Province, 30280 Thailand; our telephone number is (702)331-8633 and our fax number is (702) 446-8233. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074, telephone number (702) 866-2500.

The Company does not own or rent any property. Or business office space is provided by our president at no charge.

Fuerte has no plans to change its business activities or partner with another business and is not aware of any circumstances or events that might cause this plan to change.

As of May 31, 2013 , the end of the most recent quarter , Pack Fuerte had raised $11,500 through the sale of its common stock to our sole officer and director. There is $4,720 of cash on hand in the corporate trust account. The Company currently has liabilities of $4,554 , represented by expenses accrued during its start-up related to incorporation costs. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $8,769, represented by SEC filing fee ($19), legal ($2,000), accounting ($3,500), EDGAR expenses ($750), transfer agent and printing costs ($1,000), bookkeeping (1,500).

Fuerte believes that the sale of at least 25% of the offered shares herein could allow us to implement our Plan of Operations and pay for our reporting status with the SEC. We expect to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, with some compromises, but more funds would likely be necessary (see plan of operations for more details).

The table below shows our use of proceeds in the under 25%, 25%, 50%, 75% and 100% sales scenarios (please see Use of Proceeds on page 18 and Plan of operations on page 41 for more detailed information):

GROSS PROCEEDS FROM THIS OFFERING
Percentage of shares sold	Under 25%	25%	50%	75%	100%
Dollar amount	Unknown	$34,000	$68,000	$102,000	$136,000

NET PROCEEDS FROM THIS OFFERING
Dollar amount	Unknown	$7,634.00	$41,634.00	$75,634.00	$109,634.00

USE OF NET PROCEEDS
Development phase	70%	$5,343.80	$29,143.80	$52,943.80	$ 76,743.80
Testing phase	10%	$ 763.40	$ 4,163.40	$ 7,563.40	$ 10,963.40
Selling phase	15%	$1,145.10	$ 6,245.10	$11,345.10	$ 16,445.10
Internet, Office supplies and Telephone costs	5%	$ 381.70	$ 2,081.70	$ 3,781.70	$ 5,481.70

We anticipate allocating part of the proceeds to keep our status current with the SEC. Our Company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for 12 months after the effective date.

Our plan of operations is based on the net proceeds from this offer (full disclosure on page 41).

Net Proceeds = (Gross Proceeds*) – (expenses related to this offering**) – (expenses to maintain our report status for 12 months after effective date***)

*dependant on the sales of shares offered herein

**estimated at a fixed cost of $8,769

***estimated at a fixed cost of $17,600

Our officer and director has committed to the advancement of funds (up to $15,000) for the next twelve months to cover expenses to maintain the reporting status current with the SEC. Mr. Sriphanorm is willing to lend the full amount of these funds to the Company as the expenses are incurred, if necessary or if no other proceeds are available to the Company, regardless of the amount raised through this offering. However, there are no binding agreements regarding this commitment and there is no guarantee Mr. Sriphanorm will lend the Company any funds. The funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

We plan on licensing our concept of Pack Fuerte products to luggage manufacturing companies based in the USA, after we have developed our prototype(s).

After we can successfully implement our Plan of Operations and start generating enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Sriphanorm will remain as the company’s CEO.

The Company’s sole officer and director, Mr. Sriphanorm , owns 100% of the outstanding shares and will own 62.8% after this offering is completed, if all the offered shares are sold.

Being an Emerging Growth Company

Pack Fuerte is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

•      The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

•      The last day of the fiscal year following the fifth anniversary of its initial public offering date;

•      The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•      The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

The exemptions listed above could be available to the Company, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

The Offering

This prospectus covers the offering of 6,800,000 shares of Pack Fuerte’ Common Stock.  The offering price is $0.02 per share. Officers, Directors or significant investors own none of the shares being offered. Our sole Officer and Director owns 11,500,000 shares of Common Stock.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

This is our initial public offering and no public market currently exists for shares of Fuerte common stock.  We can offer no assurance that an active trading market will ever develop for our common stock. The Company’s sole officer and director will sell the common stock upon effectiveness of this registration statement.

Securities being offered	6,800,000 shares of common stock, $ .001 par value
Offering price per share	$ .020
Offering Period

The shares are being offered for a period not to exceed 90 days from the effective date of the prospectus. Pack Fuerte may at its discretion extend the offering for an additional 90 days and intends to file an amended S-1 to announce the extension period, if that is the case.

Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $ .020.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

Expenses Related to this offering ($8,769); Expenses to maintain our report status for 12 months after effective date ($17,600); Development phase ($76,743.80); Testing phase ($10,962.40); Selling phase ($16,443.10); Internet, Office supplies and Telephone costs ($5,481.70)

Number of Shares Outstanding Before the Offering	11,500,000
Number of Shares Outstanding After the Offering If all offered share are sold	18,300,000

You should rely only upon the information contained in this prospectus. Pack Fuerte has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. Pack Fuerte should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION

There is substantial uncertainty about the ability of Pack Fuerte to continue its operations as a going concern

In their audit report dated February 27, 2013; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole officer may be unable to loan or advance any additional capital to Pack Fuerte, we believe that if we are unable to raise enough funds through this offering and we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

          We may require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of any shareholder’s investment.

          Following this offering we may need to raise additional funds to expand our operations. We may raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly unmanageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

If less than 25% of the shares offered in this registration statement are sold, we will need further investments in order to develop our business

We believe we will need proceeds from the sale of at least 25 % of the shares offered in order to implement your plan of operation and file SEC reports. If less than 25% of the shares offered in this registration statement are sold, we will need further funding in order to develop our business.

There are no guarantees that we will be able to sell enough shares or that we will find other source of funding for our operations. Investors are at risk of losing all their investment.

RISKS RELATED TO THIS OFFERING

This is a self-underwritten offering and our sole employee has limited time available and no prior experience in raising funds in a public offering

Mr. Sriphanorm, our sole officer and director, lives in Thailand and currently devotes about 10 hours per week to Pack Fuerte, Inc. He is prepared to devote more time to our operations as may be required, but there are no guarantees he will be able to. Also, he has no proven ability to market and consummate sales of the securities offered herein, as he had no prior experience in raising funds in a public offering.

Because there is no public trading market for our common stock, you may not be able to resell your stock

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Even if a market develops for our shares our shares may be thinly traded, with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

●	Potential investors’ anticipated feeling regarding our results of operations;
●	Increased competition
●	Our ability or inability to generate future revenues; and

In addition, if our shares are quoted on the OTCBB, our share price may be impacted by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

In the event that the company’s shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of the company’s shares

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Because our Company is a shell company there are restrictions imposed upon the transferability of unregistered shares.

Pack Fuerte is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

Since our company’s sole officer and director currently owns 100% of the outstanding common stock, investors may find that his decisions are contrary to their interests.

The lack of cumulative voting rights concentrates power in the hands of a majority shareholder and in conjunction with Nevada's control share law and business combination law, it may prevent transactions that are in the best interests of investors.

The company’s sole officer and director, Mr. Sriphanorm , owns 100% of the outstanding shares and will own 62.8% after this offering is completed, if all shares offered herein are sold. As a result, he will keep control of the company and will be able to choose all of our directors. His interests may differ from those of the other stockholders, possibly causing negative results with corporate transactions and he may be unable to accommodate the proper amount of time to devote to the company.

All decisions regarding the management of the company’s affairs will be made exclusively by our sole officer and director. Purchasers of the offered shares may not participate in the management of the company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the company’s management.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history. We are in the development stage of our business and have not yet begun to generate revenues and we have not yet developed our prototype(s). To date, we have no revenues to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

If the company is dissolved; it is unlikely that there will be sufficient assets remaining to distribute to the shareholders.

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

Because our management currently only provides their services on a part-time basis, they may be unable to devote sufficient amount of time to our business operations, causing our business to fail.

Mr. Bunloet Sriphanorm devotes approximately 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Sriphanorm, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees. Mr. Sriphanorm current lives in Thailand and his ability to travel to the United States depends on factors as availability of time, resources and a valid passport and visa. There will be no assurance that the

President would be able to attend any event in person on a timely matter or at all. If the demands of our business require the full business time of our management, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Our sole officer and director has no prior experience managing our line of Business or as the head of any company

Mr. Sriphanorm, our sole officer and director has no prior experience as an executive officer, as the head of a public company or any company, as a director, or in the luggage or safe industries. His inexperience may affect our Business negatively.

It may be impossible to hire additional experienced professionals, if necessary, and we may have to suspend or cease operations.

Since our management does not have prior experience developing and licensing products, we may need to hire additional experienced personnel to assist us with operations. If we need additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

Our Company may not be able to establish and maintain disclosure controls, procedures and internal control over financial reporting.

Because our Company has a sole officer, having the capability to maintain disclosure controls and procedures, and especially internal controls over financial reporting may be difficult. There are no other employees checking or double-checking his actions. Our sole officer is in charge of every transaction and because we don’t have anyone else making decisions or questioning our sole officer’s decisions and spotting possible mistakes, we cannot have effective controls.

Because our sole officer and director resides abroad, shareholders may have difficulties enforcing their legal rights under United States securities laws

Since our sole officer and director resides in Nakhon Ratchasima,Thailand, shareholders may have difficulties enforcing their legal rights under United States securities laws. Therefore, if any event which would request his personal presence in the United States, including judgment or legal matters concerning him for instance, it may be difficult to get him at the needed time. This may lead to delays, unforeseen situations and lack of investors’ trust in our sole officer and director. Such matters could have a significant negative effect on the success of our business. However, Mr. Sriphanorm is willing to adjust his timetable to devote more time to the company’s business and accommodate with travel, if the business requires to.

RISKS RELATED TO THE COMPANY’S MARKET AND STRATEGY

Since we are a new company and lack an operating history, we face a high risk of business failure which would result in the loss of your investment.

Fuerte is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on September 05, 2012 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, the dominance of other companies offering similar products, the entry of new competitors into the security equipment industry, our ability to attract, retain and motivate qualified personnel; the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the security equipment industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

We have incurred losses since inception, and we expect to continue to incur substantial losses for the foreseeable future.

We have a limited operating history and have incurred significant losses since our inception, including net losses of  $11,334 during the period ended May 31, 2013 . These losses have resulted principally from costs incurred with this offering and administrative expenses. We expect to continue to incur operating and net losses and negative cash flow from operations, which may increase, for the foreseeable future due in part to the additional operational and reporting costs associated with being a public company. We anticipate that our business will generate operating losses until we successfully implement our commercial development strategy and generate significant additional revenues to support our level of operating expenses. Because of the numerous risks and uncertainties associated with our commercialization efforts and future product development, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase our profitability.

If we are unable to succeed in marketing or developing our products, we will not be able to achieve profitable operations, and our business may fail.

If we are unable to succeed in marketing or developing our products, we will be unable to achieve profitable operations. Any time new products are introduced into a market, there is a substantial risk that revenue will not meet expectations or even cover the cost of operations. While we anticipate the ability to attract clients, there is no way to predict the volume that will occur or even if it will be sufficient enough to support our future operations. Numerous factors beyond our control may affect the marketability of our business. These factors include, but are not limited to, consumer demand and emerging competition. The exact effect of these factors cannot be accurately predicted, but it is possible they may result in our not receiving an adequate return on our invested capital.

We have limited experience in marketing products, and we may experience development or manufacturing problems which could increase our losses.

Existing and future laws or regulations can affect our business and we may not have the ability to comply with these laws or regulations.

Changes to laws and regulations are often unpredictable and out of anyone’s control.  Governments can adopt and enforce new and stricter regulations – which could ultimately vary from state to state and country to country.  Our Company could be affected by new regulations towards our line of business. Depending on the regulation, there is a possibility of us having to reformat all of the existing structure of the product at that time.  Without an established business and enough capital to comply with such regulations, we could lose operations as a result.

Our dependency on third party professionals may be adverse to our results

Our dependence on hiring the appropriate third parties to perform essential services could result in material adverse effects on the company’s potential future operations as well as, with the company’s business including operating results and financial condition. Further, such third party contractors have no fiduciary duty to our shareholders and may not perform these services as expected. The capacity of certain third parties for these services may be limited for economic or other reasons.

We depend on additional capital to implement our Business and generate revenue

The Company is presenting this offering in order to raise capital. The company will fail if funds cannot be raised in this offering or by loans from other interested parties. If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

USE OF PROCEEDS

This offering is based on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25% ($34,000), 50% ($68,000), 75% ($102,000) and 100% ($136,000) of the securities offered for sale by the Company. The funds are based on the net proceeds received. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may vary.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$ 34,000	$ 68,000	$ 102,000	$ 136,000

EXPENSES RELATED TO THIS OFFERING
Legal	$ 2,000.00	$ 2,000.00	$ 2,000.00	$ 2,000.00
Bookkeeper	$ 1,500.00	$ 1,500.00	$ 1,500.00	$ 1,500.00
Accounting	$ 3,500.00	$ 3,500.00	$ 3,500.00	$ 3,500.00
EDGAR expenses	$ 750.00	$ 750.00	$ 750.00	$ 750.00
Transfer Agent and printing	$ 1,000.00	$ 1,000.00	$ 1,000.00	$ 1,000.00
SEC Registration Fee	$ 19.00	$ 19.00	$ 19.00	$ 19.00
TOTAL	$ 8,769.00	$ 8,769.00	$ 8,769.00	$ 8,769.00

EXPENSES TO MAINTAIN OUR REPORT STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE
Accounting	$ 9,500.00	$ 9,500.00	$ 9,500.00	$ 9,500.00
Bookkeeper	$ 4,500.00	$ 4,500.00	$ 4,500.00	$ 4,500.00
EDGAR expenses	$ 1,100.00	$ 1,100.00	$ 1,100.00	$ 1,100.00
XBRL expenses	$ 2,500.00	$ 2,500.00	$ 2,500.00	$ 2,500.00
TOTAL	$ 17,600.00	$ 17,600.00	$ 17,600.00	$ 17,600.00

NET PROCEEDS FROM THIS OFFERING	$ 7,634.00	$ 41,634.00	$ 75,634.00	$ 109,634.00
Development phase	$ 5,343.80	$ 29,143.80	$ 52,943.80	$ 76,743.80
Testing phase	$ 762.40	$ 4,162.40	$ 7,562.40	$ 10,962.40
Selling phase	$ 1,143.10	$ 6,243.10	$ 11,343.10	$ 16,443.10
Internet, Office supplies and Telephone costs	$ 381.70	$ 2,081.70	$ 3,781.70	$ 5,481.70

 The above figures represent only estimated costs.

The expenses shown above are estimates. The actual costs may differ from our estimated values. For more details on our expectations, including the timeline for completion of the steps described above, see Plan of Operation, on page 45 .

The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Mr. Sriphanorm.

The total estimated expenses related to this offering of $8,769 include:

-      Estimated cost of $3,500 with auditor’s fees for the audit of the Financial Statements contained herein

-      $1,500 with bookkeeper’s fees to prepare the November 30, 2012 fiscal year end financials contained herein

-      $2,000 for the attorney’s opinion letter

-      $19 for the SEC registration fee*.

-      Costs related to EDGAR expenses of $750 and

-      Costs with Transfer Agent and printing of $1,000.

*The SEC registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933. The fee is $136.40 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .0001364 ($136,000 x .0001364 = $18.55).

In the twelve months after we become effective, in order to meet our reporting obligations, we expect to have the following costs:

-      $2,000 with auditor’s fees for each review of our Financial Statements for 3 forms 10Q’s (totalling $6,000)

-      $3,500 for the fiscal year end financials audit.

-      The bookkeeper’s fees for each financial statement will be $1,500 (totalling $4,500).

-      Costs related to EDGAR expenses of $1,100

-      $2,500 for the annual XBRL mapping fee.

As shown on the table above, we intend to allocate proceeds from this offering to keep our reporting status with the SEC current.

Our officer and director has committed to the advancement of funds (up to $15,000) for the next twelve months to cover expenses to maintain the reporting status current with the SEC. Mr. Sriphanorm is willing to lend the full amount of these funds to the Company as the expenses are incurred, if necessary or if no other proceeds are available to the Company, regardless of the amount raised through this offering. However, there are no binding agreements regarding this commitment and there is no guarantee Mr. Sriphanorm will lend the Company any funds. The funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Pack Fuerte and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.020 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on September 05, 2012. The Company’s sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.020
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$$136,000
Net tangible book value per share after offering	$0.0070
Increase to present stockholders in net tangible book value per share after offering	$0.0069
Capital contributions	$$136,000
Number of shares outstanding before the offering	11,500,000
Number of shares after offering held by existing stockholders	11,500,000
Percentage of ownership after offering	62.8%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.020
Dilution per share	$0.013
Capital contributions	$$136,000
Percentage of capital contributions	92.2%
Number of shares after offering held by public investors	6,800,000
Percentage of ownership after offering	37.2%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.020
Dilution per share	$0.014
Capital contributions	$102,000
Percentage of capital contributions	89.9%
Number of shares after offering held by public investors	5,100,000
Percentage of ownership after offering	30.7%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.020
Dilution per share	$0.016
Capital contributions	$68,000
Percentage of capital contributions	85.5%
Number of shares after offering held by public investors	3,400,000
Percentage of ownership after offering	22.8%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.020
Dilution per share	$0.018
Capital contributions	$34,000
Percentage of capital contributions	74.7%
Number of shares after offering held by public investors	1,700,000
Percentage of ownership after offering	12.9%

PLAN OF DISTRIBUTION

Pack Fuerte is offering common stock for sale. If the Company is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by Pack Fuerte. All of these shares will be offered personally through meetings, phone calls, emails and faxes to potential buyers, including business associates, friends, and family of the management of the Company.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers (Penny Stock Reform Act) who sell or recommend such shares to certain investors.

11,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 6,800,000 shares of its common stock for possible sale at the price of $0.020 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Pack Fuerte will receive all proceeds from the sale of the shares. The price per share is fixed at $0.020. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.020 for the duration of this offering.

The offering will conclude when at the earlier of the sale of all 6,800,000 shares, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Pack Fuerte may at its discretion extend the offering for an additional 90 days as an additional effort to sell, if it is the case, the shares which were not sold. We intend to file an amended S-1 to announce the extension period, if that is the case. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  Pack Fuerte will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

              This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to the general public, including friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.    Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.    Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

3.    Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.    Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Pack Fuerte will pay for all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

DESCRIPTION OF SECURITIES TO BE REGISTERED

We have 11,500,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•      have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•      are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•      do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•      and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Right

No holder of any shares of Pack Fuerte, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer and director will own approximately 62.8% of our outstanding shares.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Anti-Takeover Provisions

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF THE COMPANY.

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, Pack Fuerte will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, CPAs, LLC, 50 So. Jones, Second Floor, Las Vegas, NV 89107, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105, our independent legal counsel, has provided an opinion on the validity of our common stock.

INFORMATION WITH RESPECT TO REGISTRANT

Introduction

On September 05, 2012, Mr. Miguel Alonso Peralta, former sole officer and director incorporated Pack Fuerte, Inc. in the State of Nevada. On November 26, 2012 Mr. Peralta had resigned his positions as sole officer and director of Pack Fuerte, Inc. and Mr. Bunloet Sriphanorm had been appointed as the new sole officer and director. November 30th has been established as the Company’s fiscal year end.

Initially, Mr. Sriphanorm was expected to become a member of the board. Mr. Peralta was unable to fulfill his fiduciary duties as president and CEO due to personal reasons; therefore, Mr. Sriphanorm purchased the 11,500,000 shares (initially issued to Mr. Peralta) at par value in a private transaction.

The objective of this corporation is to develop a built in safe with a combination lock that can store personal and or valuable items, inside of backpacks, carry-on luggage and suitcases. We plan on generate revenue by licensing our intellectual property of Pack Fuerte products to luggage manufacturing companies, after our prototype (s) is fully developed.

As of the date of this prospectus, we have not yet developed our products. Furthermore, we have not contacted any luggage company or developer, we have not yet implemented our business model and to date we have generated no revenues.

Our business office is located at 99 Village no. 12, Khok Kruad Sub-District, Mueang Nakhon  Ratchasima District Nakhon Ratchasima Province, 30280 Thailand; our telephone number is (702)331-8633 and our fax number is (702) 446-8233. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074, telephone number (702) 866-2500.

FUERTE has no plans to change its business activities or to partner with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

The Company believes that our products, once developed, would attract clients because of its convenience, security and economy:

•      Convenience: our products would enable the user to open the combination lock storage safe from the outside of their bags and insert their valuables without having to open their luggage. Also, they would always have a safe available for their trips.

•      Security: Our products would prevent petty theft of their valuables. The only way to have something stolen would be to take the whole luggage, which would make it very obvious.

•      Economy: many hotels have a safe in their rooms for guest use, however, there can be additional charges.

People who travel may often have visitors in their hotel room or may be traveling with an unreliable companion (eg. friends, minor children, teenagers and/or family members). These people could have access to wallets, passports, or other valuable possessions. Some people can take cash or credit cards from friends/parents wallets without consent and there is always the risk of robbery from the housekeeping while the guest is absent). Tourists are also a target for pick-pocketing.

It is our opinion that our to-be-developed product would substantially increase the security against petty thefts. We also believe that the concept for our security product is innovative and it could be of great interest for the general public because of its security and convenience. For these reasons, our opinion is that it could be excellent for the manufacturer to have our security products installed in their products; therefore, offering a new line of novelty products could increase their sales.

Description of Our Services

Pack Fuerte, Inc. intends to develop a built in safe with a combination lock that can store personal and or valuable items, inside of backpacks, carry-on luggage and suitcases. This safe would be assessable from the outside of the luggage for inserting valuables and the inserted items would be only recoverable from the inside.

Our planned product would differ from the existing pieces of luggage with built in locks, because it would be an independent Safe connected inside the luggage with the option to have it locked even when the luggage is wide open. Because the locks for the luggage and for the Safe would not be interconnected, our product would give the option to use the same or a different code to unlock the safe and the luggage. This feature is especially useful to give some privacy and security to the main user when sharing the luggage with another person.

The main innovative feature would be the opening system on the outside of the luggage that would allow valuables to be inserted, but restricted from being taken out through the outside of the bags.

To-be-developed safe would be/have:

-      built-in, inside of luggage, using light weight, resistant plastic material.

-      The storage Safe will cover the height and width dimensions of the luggage.

-      depth measurement would be based on a comfortable space for larger items such as a laptop.

-      covered with the original design of the inside of the luggage, which would give it a camouflage effect. This cover would have a zipper or Velcro opening.

-      Combination lock for our door Safes would be installed inside the luggage, so even when the luggage is opened, the safe can stay be locked. These locks would be similar in looks and use, to the existing ones already being used on existing luggage locks for that particular baggage company.

-      an opening designed to access all the contents placed in the safe from the inside.

-      an opening system on the outside of the luggage that would allow valuables to be inserted, but restricted from being taken out, through the outside of the bags.

We plan on generating revenue by licensing our intellectual property of our to-be-developed products to luggage manufacturing companies, after our prototype(s) is fully developed.

We expect to start generating revenues only after we are able to successfully implement our plan of operation.

According to our 12 months long Plan of Operation, we expect to dedicate the first 9 months on our Development phase. The months 9 and 10 are planned to be devoted to test our prototype(s). This would be our Testing phase. The months 10 to 12 are intended to be devoted to our Selling phase: we intend to search for Luggage manufactures and license our products. We intend to license it for 15% in perpetuity of the gross sale of our products, but it will depend on the negotiations.

As of the date of this prospectus, the Company has done research and contacted some safes and lock boxes manufactures. The Company intends to have an initial prototype of the product within the next 120 days.

The Company has begun communications with several Companies that currently manufacture lock boxes and safes. We have started initial contacts with 3 manufactures, on June 11, 2013:

-      Mexgrand Metal Products Factory, China. We have received replies from Judy, sales manager on June 12, 15 and 16. They claim to be one of the leading safe manufactures in China.

-      World Safe, Thailand. We have received a reply on June 12, 2013 from Mr. Nattapon.

-      Security Safe Stop, Thailand. We are still waiting for their reply.

We have concluded, based on our initial research, that there is no existing safe or safe box that would be ideal for our products. We plan on starting research for the best type of material to be used for our safes and then we intend to develop our prototype and then quote prices for mass production.

Considering our initial research, it appears that China is a cheaper option for manufacturing our safes. However, because other factors could significantly affect our final costs (transportation, materials, etc), more research will be necessary.

If we are unable to find a suitable third party developer, our president could try to develop our prototype. If we are unable to successfully market our intellectual property to luggage manufacturers, our business will fail.

We plan on licensing our concept of Pack Fuerte products to luggage manufacturing companies based in the USA. If necessary and if the Company is generating enough funds (after the implementation of our plan of operation), we intend to hire an American president to run our day-to-day operations in the USA. Mr. Sriphanorm would remain as the company’s CEO.

FUERTE believes that the sale of at least 25% of the offered shares herein would allow us to implement our Plan of Operations and our reporting status with the SEC. We expect to try to implement our Plan of Operations even if we sell less than 25% of the shares offered herein, with some compromises, but more funds would likely be necessary (see plan of operations for more details).

Competitive Advantages

Our company has yet to enter the Market and has not developed its products thus far. In order to enter into the Market, Fuerte has to successfully implement its plan of operations, which is dependent on the success of this offering.

We believe that our concept is innovative and we will have the advantage of being pioneers in this concept. The Company has no knowledge of any direct competitor at this time. However, these statements are solely based on our opinion and there is no data or research to support it.

Our planned product would differ from the existing pieces of luggage with built in locks, because it would be an independent Safe connected inside the luggage with the option to have it locked even when the luggage is wide open. Because the locks for the luggage and for the Safe would not be interconnected, our product would give the option to use the same or a different code to unlock the safe and the luggage. This feature is especially useful to give some privacy and security to the main user when sharing the luggage with another person.

The main innovative feature would be the opening system on the outside of the luggage that would allow valuables to be inserted, but restricted from being taken out through the outside of the bags.

Marketing

Our goal is to find a suitable luggage manufacturer to license our products as soon as we complete the development of our prototype(s). We intend to use 15% of our net proceeds from this offering for our selling phase (between $1,143.10 and 16,443.10, if we sell between 25% and 100% of the shares offered).

We intend to use the available proceeds to find and negotiate with luggage companies. Our marketing campaign would consist in sending mail and emails to prospected buyers with professional photos and videos of our prototypes. In the case of limited budget, our President would be responsible for the photos and videos (assisted by a paid consultant) and we would focus only in sending emails to prospected buyers, (see our plan of operations for more details).

Our brochures would have all the specs of our product and a simulated cost of implementation for our clients. Our president would hire someone to develop our brochure and if no funds are available at the time, he would try and develop our brochures himself.

We have not yet contacted or secured any kind of agreement and/or contract with any third party and we have not identified any potential buyer.

We have not yet secured any kind of agreement and/or contract with any retailer or supplier.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection of our future intellectual property and products in the United States. We plan on using part of the proceeds from this offering designated to our Development phase to secure the intellectual property of our products (see Plan of Operations for more details).

We intend to aggressively assert our rights trademark and copyright laws to protect our future intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our future intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the security equipment industry. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Pack Fuerte has no permanent staff other than its sole officer and director, Mr. Bunloet Sriphanorm, who is the President and Chairman of the Company. Mr. Sriphanorm is self-employed and currently works on Pack Fuerte about 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

If necessary and if the Company is generating enough funds (after the implementation of our plan of operation), we intend to hire an American president to run our day-to-day operations in the USA. Mr. Sriphanorm would remain as the company’s CEO.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

Once our prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to Security Holders

After we complete this offering, we will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

PACK FUERTE, INC.
(A Development Stage Company)

CONDENSED FINANCIAL STATEMENTS

May 31, 2013

Unaudited

CONDENSED BALANCE SHEETS

CONDENSED STATEMENTS OF OPERATIONS

CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

CONDENSED STATEMENTS OF CASH FLOWS

NOTES TO UNAUDITED CONDENSED INTERIM AUDITED FINANCIAL STATEMENTS

PACK FUERTE, INC.
(A Development Stage Company)

CONDENSED BALANCE SHEETS
Unaudited

	May 31, 2013	November 30, 2012

ASSETS

CURRENT ASSETS
Cash	$4,720	$4,800
Prepaid Expenses	-	-
TOTAL CURRENT ASSETS	$4,720	$4,800

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,550	$-
Accounts payable - related party	1,004	1,004
TOTAL CURRENT LIABILITIES	$4,554	$1,004

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
11,500,000 shares at May 31, 2013 & at November 30, 2012	$11,500	$11,500
Additional Paid in Capital	-	-
Subscription Receivable	-	-
Deficit accumulated during the development stage	(11,334)	(7,704)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	$166	$3,796
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$4,720	$4,800

The accompanying notes are an integral part of these financial statements

PACK FUERTE, INC.
(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS
Unaudited

			Cumulative results
	3 months	6 months	from inception
	ended	ended	(September 5, 2012) to
	May 31, 2013	May 31, 2013	May 31, 2013
REVENUE

Revenues	$-	$-	$-
Total Revenues	$-	$-	$-

EXPENSES

Office and general	$600	$1,430	$3,434
Professional Fees	2,200	2,200	7,900
Total Expenses, before provision of income taxes	$2,800	$3,630	$11,334

Provision for income taxes	-	-	-

NET LOSS	$(2,800)	$(3,630)	$(11,334)

BASIC AND DILUTED LOSS PER COMMON SHARE
	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

	11,500,000	11,500,000

The accompanying notes are an integral part of these financial statements

PACK FUERTE, Inc.
(A Development Stage Company)

CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (September 5, 2012) to May 31, 2013

Unaudited

					Deficit
	Common Stock				accumulated
			Additional	Share	during the
	Number of		Paid-in	Subscriptions	development
	shares	Amount	Capital	Receivable	stage	Total
Balance on inception, September 5, 2012	-	$-	$-	$-	$-	$-

Founder's shares issued for cash at $0.001
per share on September 24, 2012	11,500,000	11,500	-	-	-	11,500

Net loss for the period from inception
to November 30, 2012	-	-	-	-	(7,704)	(7,704)

Balance, November 30, 2012	11,500,000	$11,500	$-	$-	$(7,704)	$3,796

Net loss for the period to May 31, 2013					(3,630)	(3,630)

Balance, May 31, 2013	11,500,000	$11,500	$-	$-	$(11,334)	$166

The accompanying notes are an integral part of these financial statements 31

PACK FUERTE, Inc.
(A Development Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS
Unaudited

	6 months	September 5, 2012
	ended	(date of inception) to
	May 31, 2013	May 31, 2013

OPERATING ACTIVITIES
Net loss	$(3,630)	$(11,334)
Adjustment to reconcile net loss to net cash
used in operating activities:
Expenses paid on company's behalf by related party		1,004
Increase (decrease) in accrued expenses	3,550	3,550
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(80)	$(6,780)

FINANCING ACTIVITIES
Proceeds from sale of common stock		11,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	$-	$11,500

NET INCREASE (DECREASE) IN CASH	$(80)	$4,720

CASH, BEGINNING OF PERIOD	$4,800	$-
CASH, END OF PERIOD	$4,720	$4,720

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

PACK FUERTE, Inc.

(A Development Stage Company)

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

May 31, 2013

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The Company was incorporated in the State of Nevada as a for-profit Company on September 5, 2012 and established a fiscal year end of November 30. It is a development-stage Company that intends to develop a built-in Safe with a combination lock that can store personal and or valuable items, inside of backpacks, carry-on luggage and suitcases. This safe would be accessible from the outside of the luggage for inserting valuables and the inserted items would be only recoverable from the inside.  The Company is currently in the development stage as defined under FASB ASC 915-10, “Development Stage Entities" and has as yet no products.  All activities of the Company to date relate to its organization, initial funding and share issuances.

The accompanying financial statements have been prepared by the Company without audit.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's November 30, 2013 audited financial statements. The results of operations for the period ended May 31, 2013 are not necessarily indicative of the operating results for the full year.

Basis of Presentation

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders' equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Preparing financial statements requires management to make estimates and assumptions the affect the reported amounts of assets, liabilities, revenue and expenses. Actual results and outcomes may differ from management's estimates and assumptions.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $166, an accumulated deficit of $11,334 and net loss from operations since inception of $11,334. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

PACK FUERTE, Inc.

(A Development Stage Company)

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

May 31, 2013

NOTE 2 – GOING CONCERN (continued)

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs (up to $15,000), however, there are no binding agreements regarding this commitment and there is no guarantee our officers and directors will lend the Company any funds.

NOTE 3 - CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of May 31, 2013, the Company has issued 11,500,000 Founder’s shares at $0.001 per share. This is the only issuance of shares at this date.

As of May 31, 2013, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Director paid expenses on behalf of the Company for $1,004.  The advance is interest free and payable on demand.

NOTE 5 - RECENT ACCOUNTING PRONOUNCEMENTS

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no further events to disclose.

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Pack Fuerte, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Pack Fuerte, Inc. (A Development Stage Company) as of November 30, 2012, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period from inception on September 5, 2012 through November 30, 2012. Pack Fuerte, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pack Fuerte, Inc. (A Development Stage Company) as of November 30, 2012, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period from inception on September 5, 2012 through November 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

February 27, 2013

Except Note 2, which is dated June 27, 2013.

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

35

PACK FUERTE, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

November 30, 2012

Audited

BALANCE SHEET

STATEMENTOF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENT OF CASH FLOWS

NOTES TO AUDITED FINANCIAL STATEMENT 36

PACK FUERTE, INC.

(A Development Stage Company)

BALANCE SHEET
Audited
November 30, 2012

ASSETS	-

CURRENT ASSETS
Cash	$4,800
TOTAL CURRENT ASSETS	$4,800
TOTAL ASSETS	$4,800

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Due to Related Party	$1,004
TOTAL CURRENT LIABILITIES	1,004

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
11,500,000 Shares of common stock at $0.001 per share	11,500
Deficit accumulated during the development stage	(7,704)
TOTAL STOCKHOLDERS’ EQUITY	3,796
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY)	$ 4,800

The accompanying notes are an integral part of these financial statements.

PACK FUERTE, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS
Audited

Cumulative results
from inception
(September 5, 2012) to
November 30, 2012
REVENUE

Revenues	$-
Total revenues	-

EXPENSES

Office and general	2,004
Professional Fees	5,700
Total expenses	7,704

NET LOSS	$(7,704)
BASIC AND DILUTED LOSS PER COMMON SHARE
$0
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

10,574,713

The accompanying notes are an integral part of these financial statements.

PACK FUERTE, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY
From inception (September 5, 2012) to November 30, 2012
Audited

				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total

Inception (September 5, 2012)	-	$-	$-	$-	$-

Founder’s shares issued for cash at $0.001
per share on September 24, 2012	11,500,000	11,500	-	-	11,500

Net loss, for the period				-7,704	-7,704

Balance, November 30, 2012	11,500,000	$11,500	$-	$-7,704	$3,796

The accompanying notes are an integral part of these financial statements 39

PACK FUERTE, INC.

(A Development Stage Company)
STATEMENT OF CASH FLOWS
Audited

Cumulative results from
September 5, 2012
(inception date) to
November 30, 2012
OPERATING ACTIVITIES
Net loss	$(7,704)
Due to related party:	1,004
NET CASH USED IN OPERATING ACTIVITIES	(6,700)

FINANCING ACTIVITIES
Issuance of common stock	11,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	11,500

NET INCREASE IN CASH	4,800

CASH, BEGINNING OF PERIOD	-
CASH, END OF PERIOD	$4,800

The accompanying notes are an integral part of these financial statements.

PACK FUERTE, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

November 30, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on September 5, 2012 and established a fiscal year end of November 30. It is a development-stage Company that intends to develop a built-in Safe with a combination lock that can store personal and or valuable items, inside of backpacks, carry-on luggage and suitcases. This safe would be accessible from the outside of the luggage for inserting valuables and the inserted items would be only recoverable from the inside.  The Company is currently in the development stage as defined under FASB ASC 915-10, “Development Stage Entities" and has as yet no products.  All activities of the Company to date relate to its organization, initial funding and share issuances.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $7,704.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs (up to $15,000), however, there are no binding agreements regarding this commitment and there is no guarantee our officers and directors will lend the Company any funds.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

PACK FUERTE, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

November 30, 2012

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Fair Value of Financial Instruments

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

PACK FUERTE, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

November 30, 2012

NOTE 4 – RELATED PARTY

The Director paid expenses on behalf of the Company for $1,004.  The advance is interest free and payable on demand.

NOTE 5 – CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of November 30, 2012, the Company has issued 11,500,000 Founder’s shares at $0.001 per share. This is the only issuance of shares at this date.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of and 2012 are as follows:

November 30, 2012
Net operating loss carry forward	7,704
Effective Tax rate	35%
Deferred Tax Assets	2,696
Less: Valuation Allowance	(2,696)
Net deferred tax asset	$ 0

The net federal operating loss carry forward will expire in 2032.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

PACK FUERTE, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

November 30, 2012

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued The Company has and has determined that there are no events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

FUERTE believes that the sale of at least 25% of the offered shares herein would allow us to maintain our reporting status with the SEC, implement our Plan of Operations with some compromises (see below) and possibly generate revenues.

In order to generate revenue, we would have to complete all three phases described below. We believe we could possibly complete all the phases of our Plan of Operations with the sale of at least 25% of the shares offered herein (at least $34,000).

The tables below show our complete plan of operations in the under 25%, 25%, 50%, 75% and 100% sales scenarios:

	Under 25% of Shares Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	unknown	$ 34,000	$ 68,000	$ 102,000	$ 136,000

EXPENSES RELATED TO THIS OFFERING
Legal	$ 2,000.00	$ 2,000.00	$ 2,000.00	$ 2,000.00	$ 2,000.00
Bookkeeper	$ 1,500.00	$ 1,500.00	$ 1,500.00	$ 1,500.00	$ 1,500.00
Accounting	$ 3,500.00	$ 3,500.00	$ 3,500.00	$ 3,500.00	$ 3,500.00
EDGAR expenses	$ 750.00	$ 750.00	$ 750.00	$ 750.00	$ 750.00
Transfer Agent and printing	$ 1,000.00	$ 1,000.00	$ 1,000.00	$ 1,000.00	$ 1,000.00
SEC Registration Fee	$ 19.00	$ 19.00	$ 19.00	$ 19.00	$ 19.00
TOTAL	$ 8,769.00	$ 8,769.00	$ 8,769.00	$ 8,769.00	$ 8,769.00

EXPENSES TO MAINTAIN OUR REPORT STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE *
Accounting	$ 9,500.00	$ 9,500.00	$ 9,500.00	$ 9,500.00	$ 9,500.00
Bookkeeper	$ 4,500.00	$ 4,500.00	$ 4,500.00	$ 4,500.00	$ 4,500.00
EDGAR expenses	$ 1,100.00	$ 1,100.00	$ 1,100.00	$ 1,100.00	$ 1,100.00
XBRL expenses	$ 2,500.00	$ 2,500.00	$ 2,500.00	$ 2,500.00	$ 2,500.00
TOTAL	$ 17,600.00	$ 17,600.00	$ 17,600.00	$ 17,600.00	$ 17,600.00

NET PROCEEDS FROM THIS OFFERING	unknown	$ 7,634.00	$ 41,634.00	$ 75,634.00	$ 109,634.00
Development phase	70% of Net Proceeds	$ 5,343.80	$ 29,143.80	$ 52,943.80	$ 76,743.80
Testing phase	10% of Net Proceeds	$ 762.40	$ 4,162.40	$ 7,562.40	$ 10,962.40
Selling phase	15% of Net Proceeds	$ 1,143.10	$ 6,243.10	$ 11,343.10	$ 16,443.10
Internet, Office supplies and Telephone costs	5% of Net Proceeds	$ 381.70	$ 2,081.70	$ 3,781.70	$ 5,481.70

*The Company’s president has indicated that he is committed to advancing funds (up to $15,000) for the next twelve months to cover expenses to maintain the reporting status current with the SEC. There are no binding agreements regarding this commitment and there is no guarantee Mr. Sriphanorm will lend the Company any funds

Month 1 to 12:

Internet, Office supplies and Telephone costs. Funds to be used for office supplies, internet and telephone bills. The President will be responsible to pay the bills and to purchase office supplies.

Month 1 to 9:

Development phase. We  began on searching for the suitable third party Company or individual(s) to develop our product.  The Company has begun communications with several Companies that currently manufacture lock boxes and safes. We intend to purchase baggage (back packs, suitcases, luggage, etc), for measurements and placement of our product. The company's president will be responsible for the purchase and hiring of third party developer(s).

Developing our product consists in measuring and analyzing existing baggage (back packs, suitcases, luggage, etc) to figure out the best way to have our product in it without compromising excessive space, weight and the look of each product. At this time, we plan on having it installed on the inside back part of the baggage. Based on our initial safe research, maybe there is no existing safe or safe box that would be ideal for our products. We intend to proceed the communications with other companies which manufacture lock boxes and safes to confirm our first statement. Possibly we may use plastic or aluminum, due to its resistance, lower weight and durability. However, we need to consider factors like: security check points in airports (no metal), the best possible shape for the Safe (round or sharp corners, for example).

We would also need to find the best option for hinges for the top door (which would allow to insert the valuables) and for the inside door (to open and retrieve the valuables). The best way to have the doors placed and working will also need developed. We would analyze the best possibility for the openings considering the width and height, the way it would open, close and lock, without compromise too much of space.

We would need to determine the ideal thickness of the safe walls, considering the material chosen and also the cost for the installation of our product without changing too much the final appearance of the luggage.

We intend to develop third party professional developers because they would be more qualified and experienced and it would probably result in a better final product. We’d look for someone with knowledge on different materials costs, weight and resistance.

We also plan on using part of the proceeds from this offering designated to this phase to secure the intellectual property of our product(s).

Depending on the funds acquired through this offering (according to the percentage of shares sold), some compromises may be needed. If we can sell all shares offered herein, we’d have $16,443.10 to invest and if we can only sell 25% of the shares offered herein, we’d only have $5,343.80.

With a higher amount to be invested, we’d be able to hire a third party Company or individual(s) to develop our product with higher qualifications and experience. We’d be able to buy better/new materials and hire attorneys to secure our intellectual property.

With a lower amount to be invested, we’d only be able to hire a third party Company or individual(s) to develop our product with lower qualifications and little or no experience. We could also have to negotiate a compensation based on our licensing results, if we cannot pay for their services at that time. However, there are no guarantees that this would be accepted by the developers. We’d have to buy cheaper/used materials and hire an attorney to advise us on the process to secure our intellectual property.

Also, with more funds to be used in this phase, we could develop more types of prototypes for different types of luggage. With limited funds, we’d have to focus on only one type of luggage.

Planed use of proceeds for Development Phase	100% of shares sold	75% of shares sold	50% of shares sold	25% of shares sold
Purchase of baggage and materials	$ 26,743.80	$ 17,943.80	$ 9,143.80	$ 1,343.80
Third party contractors	$ 35,000.00	$ 25,000.00	$ 15,000.00	$ 2,500.00
Intellectual property	$ 15,000.00	$ 10,000.00	$ 5,000.00	$ 1,500.00

Month 9 to 10:

Testing phase. After our product is developed, we plan on testing it in varied circumstances. We intend to hire a third party Company to conduct the tests, if finances allow. The company's president will be responsible for finding the third party testing company and overseeing process. If necessary, he will conduct the tests.

The tests are necessary to assure quality and functionality of our final product. We plan on having the specs on size, temperature resistance, security and resistance of the Safe and locks, including shock absorption. Also important would be the final test with the end user (we would use a certain number of people to try our product).

We would need to test our product under hard circumstances (dropping it, hammering it, trying to break in, etc.), but more importantly, we are willing to consider the end user feedback and adjust our product to assure the highest quality possible.

We believe that the use of third party testing companies would be cost efficient, as it would be done in a faster and more objective, non-biased way. It is our opinion that having results from a third party would give us more credibility.

Depending on the funds acquired through this offering (according to the percentage of shares sold), some compromises may be needed. If we can sell all shares offered herein, we’d have $10,962.40 to invest and if we can only sell 25% of the shares offered herein, we’d only have $762.40.

With a higher amount to be invested, we’d be able to hire a third party Company to conduct the tests on our prototype(s).

With a lower amount to be invested, we’d have to rely on acquaintances for low or no compensation and the president would be responsible for conducting all the tests.

Planed use of proceeds for Testing Phase	100% of shares sold	75% of shares sold	50% of shares sold	25% of shares sold
Hire third party testing companies	$ 10,963.40	$ 7,563.40	$ 4,163.40	$ 763.40

 Month 10 to 12:

Selling phase.  After we have fully developed and tested our products, we intend to search for baggage manufactures and license our products. We intend to license it for 15% in perpetuity of the gross sale of our products, but it will be dependent on negotiations. We intend to acquire photos of our products and email, mail and fax it to prospected buyers.

Our brochures would have all the specs of our product and a simulated cost of implementation for our clients. Our president would hire someone to develop our brochure and if no funds are available at the time, he would try and develop our brochures himself.

Depending on the funds acquired through this offering (according to the percentage of shares sold), some compromises may be needed. If we can sell all shares offered herein, we’d have $10,962.40 to invest and if we can only sell 25% of the shares offered herein, we’d only have $1,143.10.

With a higher amount to be invested, we’d be able to hire professional photographers and hire a third party company to help us finding possible clients. We’d also be able to reach a bigger number of prospected clients.

With a lower amount to be invested, we’d have to take our own photos of our products and we’d have to search for baggage manufactures with no help from professionals. We’d be able to reach a smaller number of prospected clients.

The Company’s president will be responsible for all negotiations.

Planed use of proceeds for Selling Phase	100% of shares sold	75% of shares sold	50% of shares sold	25% of shares sold
Search for baggage manufacture companies	$ 11,445.10	$ 8,345.10	$ 4,245.10	$ 645.10
Photos and brochure development	$ 5,000.00	$ 3,000.00	$ 2,000.00	$ 500.00

If we are able to successfully complete the above described steps, we believe we will generate revenue. We believe that we could possibly start generating revenue with the sale of at least 25% of the shares offered herein; however, we would have to compromise our Plan of Operations.  We would depend on the acceptance from the third party developers to have a compensation based on our future licensing results and we would have to focus on only one type of luggage.

Because funding is critical to our ability to complete the phases of our plan of operation, in the case we are not able to raise enough funds through this offering, we would have to focus on finding another source of funds, possibly try to raise equity financing. However, being a development stage Company with no revenues to date, it could be very difficult.

We have no plans to enter into a sale of the company, an acquisition of another business or other business combination.

We plan on operating our business in the USA. After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Sriphanorm will remain as the company’s CEO.

Results of Operations

For the period from inception through May 31, 2013 , we had no revenue. Expenses for the same period totaled $2,800 resulting in a Net loss of $2,800 . The majority of expenses are associated with the filing of the Company’s S-1, including auditing and legal fees.

Capital Resources and Liquidity

As of May 31, 2013 we had $4,720 in cash, which was the result of the issuance of 11,500,000 shares of common stock that belongs to Mr. Bunloet Sriphanorm, our sole officer and director, for total cash consideration of $11,500, minus $6,780 of costs associated with this prospectus

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective. We believe that we could possibly start generating revenue with the sale of at least 25% of the shares offered herein; however, we would have to compromise our Plan of Operations.  We would depend on the acceptance from the third party developers to have a compensation based on our future licensing results and we would have to focus on only one type of luggage.

The Company is presenting this offering in order to raise capital. The company will fail if funds are not either raised in this offering or by loans, either from the President or from other interested parties. If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

Mr. Sriphanorm is committed to provide funds (up to $15,000 for the next 12 months) to meet our report obligations. There are no binding agreements regarding this commitment and there is no guarantee Mr. Sriphanorm will lend the Company any funds.

Management believes that if we are able to raise enough funds through this offering or, if we are not able to sell enough shares and subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof.

If this offering does not provide the amount of proceeds we need to become operational, we would have to focus on finding another source of funds; possibly try to raise equity financing. However, being a development stage Company with no revenues to date,, additional equity financing could not be available to us on acceptable terms or at all, and thus we would fail to satisfy our future cash requirements; we would be unable to develop our product and generate revenue.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Sriphanorm is committed to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement and there are no binding agreements regarding this commitment and there is no guarantee Mr. Sriphanorm will lend the Company any funds. Management believes if the Company cannot raise enough funds to maintain its reporting status with the SEC and to implement its plan of operations, it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mr. Sriphanorm is unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issue restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its attorney, auditor and EDGAR services, there is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

Set forth below is the name and age of each individual who was a director or executive officer of Fuerte  as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served.

Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

Mr. Sriphanorm is the sole member of our Audit Committee; therefore he is not independent of the Company. However, Mr. Sriphanorm is not related to any national securities exchange or inter-dealer quotation system. He is not being paid by the Company as of the date of this prospectus and is not expected to be paid until the Company becomes profitable. No compensation has been and will not be given to him until the Company is profitable.

Name	Age	Position with the Company	Term of Office
Bunloet Sriphanorm	48	President, Treasurer, Chief Financial Officer, Secretary and Chairman of the Board of Directors.	November 26, 2012 - Present

The person named above has held his offices/positions since November 26, 2012 and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Bunloet Sriphanorm has worked in auto body repairs at Yontrakit Kia Moter Co. Ltd. from 2003 to 2010. He left the Company to work as a self-employed auto body repairer from 2011 to present.

Mr. Sriphanorm finished High School in 1983 and he had never held any other position in any other public company.

We believe Mr. Sriphanorm is competent to act as our president because of his self-employment experience and his understanding on how to deal with contractors, his ability and experience in negotiating with suppliers and sourcing products. Mr. Sriphanorm is an artisan and is capable of fabrication work in metals, plastics and fiberglass and has the capabilities to oversee the construction of prototypes and if required fabricate the prototypes himself.

Mr. Sriphanorm has demonstrated his entrepreneurial skills and has a personal interest in the Company’s product as he has been a victim of the type of crime the product is intended to secure against.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Sriphanorm’s other business interests and his involvement with Pack Fuerte.

EXECUTIVE COMPENSATION

Pack Fuerte has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows. Because the sole officer is also the sole director, he may set his own compensation.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (September 05, 2012) through May 31, 2013 .

Name and principal position
Bunloet Sriphanorm President
Year
2012 / 2013
Salary ($)	0
Bonus ($)	0
Stock Awards ($)	0
Option Awards ($)	0
Non-Equity Incentive Plan Compensation ($)	0
Nonqualified Deferred Compensation Earnings ($)	0
All Other Compensation ($)	0
Total ($)	0

We did not pay any salaries in 2012 and 2013 . We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of May 31, 2013 .

Name
Bunloet Sriphanorm
OPTION AWARDS	Number of Securities Underlying Unexercised Options (#) Exercisable	-
	Number of Securities Underlying Unexercised Options (#) Unexercisable	-
	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	-
	Option Exercise Price ($)	-
	Option Expiration Date	-
STOCK AWARDS	Number of Shares or Units of Stock that have not vested (#)	-
	Market value of shares or units or Stock that have not vested ($)	-
	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights that have not vested	-
	Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units or Other rights that have not vested	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Pack Fuerte has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Pack Fuerte may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (September 05, 2012) through May 31, 2013 .

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bunloet Sriphanorm	0	0	0	0	0	0	0

At this time, Pack Fuerte has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Common Stock
Name and Address of Beneficial Owner [1]	Bunloet Sriphanorm 99 Village no. 12, Mueang Nakhon Ratchasima District Nakhon Ratchasima Province, 30280 Thailand	All Officers and Directors as a Group (1 person)
Amount and Nature of Beneficial Ownership	11,500,000	11,500,000
Percent of Class	100%	100%
Percentage of Ownership Assuming all of the Shares are Sold	62.8%	62.8%
Percentage of Ownership Assuming 75% of the Shares are Sold	72.1%	72.1%
Percentage of Ownership Assuming 50% of the Shares are Sold	81.4%	81.4%
Percentage of Ownership Assuming 25% of the Shares are Sold	90.7%	90.7%

[1] The person named in the above table may be deemed to be a “promoter” of our Company because acting alone; he takes initiative in founding and organizing our business. However, he did not and will not directly or indirectly receive in consideration of services or property, or both services and property, any class of securities of the Company or  any proceeds from the sale of any class of such securities. Mr. Sriphanorm is the only “promoter” of our Company. Mr. Peralta has not been and will not be a “promoter” of Pack Fuerte, Inc. because he does not own any security and he does not hold any position in our Company since his resignation.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 18, 2012, we issued a total of 11,500,000 shares of common stock to Mr. Miguel Alonso Peralta, former sole officer and director, for total cash consideration of $11,500. On November 26, 2012 Mr. Peralta had resigned his positions as sole officer and director of Pack Fuerte, Inc. and Mr. Bunloet Sriphanorm had been appointed as the new sole officer and director. Mr. Sriphanorm is the current owner of the 11,500,000 issued shares. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Initially, Mr. Sriphanorm was expected to become a member of the board. Mr. Peralta was unable to fulfill his fiduciary duties as president and CEO due to personal reasons; therefore, Mr.

Sriphanorm purchased the 11,500,000 shares (initially issued to Mr. Peralta) at par value in a private transaction.

The $1,004 loan to the Company made by Mr. Sriphanorm consists of costs with Website domain and email services ($43); Incorporation costs ($636) and costs with Documentation with Secretary of State ($325). This is a non-secured loan and it has no interest and no fixed repayment date.

To this date, no repayment has been made to Mr. Sriphanorm.

Other than the loan described on the paragraph above,   there is nothing to be received by Mr. Sriphanorm and he has not received anything of value from the Company to date.

Mr. Peralta, our Company’s former president, has not been and will not be a “promoter” of Pack Fuerte, Inc. Further more , there is nothing of value received or to be received by Mr. Peralta.

Mr. Sriphanorm is committed to provide funds (up to $15,000 for the next 12 months) to meet our report obligations. There are no binding agreements regarding this commitment and there is no guarantee Mr. Sriphanorm will lend the Company any funds.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Dealer Prospectus Delivery Obligation

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

EXPENSES RELATED TO THIS OFFERING
Legal	$ 2,000.00
Bookkeeper	$ 1,500.00
Accounting	$ 3,500.00
EDGAR expenses	$ 750.00
Transfer Agent and printing	$ 1,000.00
SEC Registration Fee	$ 19.00
TOTAL	$ 8,769.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

RECENT SALES OF UNREGISTERED SECURITIES

Pack Fuerte is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the Company has sold the following securities which were sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

September 18, 2012

We have issued 11,500,000 common shares to Mr. Miguel Alonso Peralta, former sole officer and director, for total cash consideration of $11,500; or $0.001 per share. On November 26, 2012 Mr. Peralta had resigned his positions as sole officer and director of Pack Fuerte, Inc. and Mr. Bunloet Sriphanorm had been appointed as the new sole officer and director. Mr. Sriphanorm is the current owner of the

11,500,000 issued shares. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Initially, Mr. Sriphanorm was expected to become a member of the board. Mr. Peralta was unable to fulfill his fiduciary duties as president and CEO due to personal reasons; therefore, Mr. Sriphanorm purchased the 11,500,000 shares (initially issued to Mr. Peralta) at par value in a private transaction.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation **
3(ii)	By-laws **
5	Opinion re legality **
23(i)	Consent of legal counsel*
23(ii)	Consent of experts and counsel
99	Resolution of the Board of Directors

*Contained in Exhibit 5

** Previously filed as an Exhibit to the registrant’s Form S-1, filed with the Securities and Exchange Commission  on March 01, 2013

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Pack Fuerte, Inc., dated September 05, 2012.

Exhibit 3(ii)

Bylaws of Pack Fuerte, Inc. approved and adopted on September 05, 2012.

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, dated February 28, 2013, regarding the legality of the securities being registered.

Exhibit 23(i)

Opinion of Law Offices of Thomas E. Puzzo, PLLC, dated February 28, 2013, included in Opinion filed as Exhibit hereto.

Exhibit 23 (ii)

Consent of Seale and Beers, CPAs, LLC, dated June 27 , 2013, regarding the use in this Registration Statement of their report of the auditors and financial statements of Pack Fuerte, Inc. for the period ending November 30, 2012.

Exhibit 99

Resolution of the Board of Directors of Pack Fuerte, Inc., approved and adopted on April 19, 2013.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Mueang Nakhon Ratchasima District, Nakhon Ratchashima Province, Thailand, on this 27th day of June , 2013.

Pack Fuerte, Inc.

/s/ Bunloet Sriphanorm

Bunloet Sriphanorm

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Bunloet Sriphanorm

Bunloet Sriphanorm

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

June 27

, 2013